UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2004

ACCENTURE SCA

(Exact name of Registrant as specified in its charter)

Luxembourg	000-49713	98-0351796
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 rue Guillaume Kroll
L-1882 Luxembourg
(Address of principal executive offices)

Registrant’s telephone number, including area code: (352) 26 42 35 00

Not Applicable
(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principals Officers; Election of Directors; Appointment of Principal Officers.

On August 19, 2004, Accenture Ltd’s Board of Directors appointed Anthony G. Coughlan as Principal Accounting Officer of Accenture Ltd, effective as of September 1, 2004. The principal accounting officer function had previously been performed by Michael G. McGrath, who remains the Chief Financial Officer of Accenture Ltd.

Mr. Coughlan, 47, will continue to serve as Accenture Ltd’s Controller. He has served as Controller since September 2001. From September 2000 to September 2001, Mr. Coughlan was co-managing partner of Accenture Ltd’s central finance group. From September 1997 to September 2000, he was managing partner of its global services organization finance group.

Mr. Coughlan has an annual employment agreement that is renewed automatically each year. The employment agreement, which is the standard employment agreement for Accenture partners, provides that Mr. Coughlan will receive compensation as determined by Accenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 8, 2004

ACCENTURE SCA, represented by its General Partner, Accenture Ltd, itself represented by its duly authorized signatory

/s/ Douglas G. Scrivner
Name:	Douglas G. Scrivner